Exhibit 10.11

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 28th day of September 2012 by and between Silicon Valley Bank (“Bank”) and The Rubicon Project, Inc., a Delaware corporation (“Rubicon”), Sitescout Corporation, a Washington corporation, Rubicon-FAN, Inc., a Delaware corporation, Strategic Data Corp., a Delaware corporation and Mobsmith, Inc., a Delaware corporation (jointly and severally, the “Borrower”) whose address is 1925 S. Bundy Drive, Los Angeles, CA 90025.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 27, 2011 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement, as herein set forth, and Bank has agreed to the same, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Limited Waiver Regarding Delivery of FYE 2011 Audited Financial Statements Default. Borrower has advised Bank that Borrower has failed to comply with the reporting requirement set forth in Section 6.2(f) of the Loan Agreement that required Borrower to provide Bank with audited consolidated financial statements with respect to Borrower’s fiscal year ending December 31, 2011 by August 15, 2012 (the “FYE 2011 Audited Financial Statements Default”). Borrower hereby acknowledges the FYE 2011 Audited Financial Statements Default. Bank and Borrower agree that the Borrower’s FYE 2011 Audited Financial Statements Default is hereby waived. It is understood by the parties hereto, however, that such waiver does not constitute a waiver of any other provision or term of the Loan Agreement or any related document, nor an agreement to waive in the future this covenant or any other provision or term of the Loan Agreement or any related document.

2.2 Extension Regarding Delivery of FYE 2011 Audited Financial Statements. Borrower’s requirement to provide Bank with audited consolidated financial statements pursuant to Section 6.2(f) of the Loan Agreement with respect to Borrower’s fiscal year ending December 31, 2011 is hereby extended to November 15, 2012.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower,

(c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		The Rubicon Project, Inc.

By:	/s/ Victor Le	By:	/s/ Seizo Welch
Name:	Victor Le	Name:	Seizo Welch
Title:	Relationship Manager	Title:	SVP Finance

BORROWER		BORROWER

Sitescout Corporation		Rubicon-FAN, Inc.

By:	/s/ Seizo Welch	By:	/s/ Seizo Welch
Name:	Seizo Welch	Name:	Seizo Welch
Title:	SVP Finance	Title:	SVP Finance

BORROWER		BORROWER

Strategic Data Corp.		Mobsmith, Inc.

By:	/s/ Seizo Welch	By:	/s/ Seizo Welch
Name:	Seizo Welch	Name:	Seizo Welch
Title:	SVP Finance	Title:	SVP Finance